EXHIBIT 10.23

AGREEMENT OF AMENDMENT

TO

REVOLVING LOAN AND SECURITY AGREEMENT

This Agreement of Amendment to Revolving Loan and Security Agreement ("Agreement") is effective May 14, 2008 by and among SOVEREIGN BANK, a federal savings bank, having an address of 101 Wood Avenue South, Iselin NJ 08830 ("Lender"), MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, MEDIA SCIENCES, INC., a New Jersey corporation, and CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation, having their chief executive office at 8 Allerman Road, Oakland NJ 07436 (either separately, jointly, or jointly and severally, "Borrower").

RECITALS

A.     Borrower has executed and delivered a certain (i) Secured Revolving Note dated February 12, 2008, in the original maximum principal sum of Eight Million Dollars ($8,000,000.00), and a certain (ii) Term Loan Note in the original maximum principal sum of One Million Five Hundred Thousand Dollars($1,500,000.00) payable to the order of Lender (collectively, "Note")

B.     In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, the Lender and Borrower have executed, among other things, a Revolving Loan and Security Agreement dated February12, 2008 ("Loan Agreement").

C.     In addition to the foregoing documents, Media Sciences International, Inc. and Media Sciences, Inc. (jointly and severally, "Pledgor") have executed certain Pledge and Control Agreements dated February 12, 2008 ("Pledge Agreement"). For purposes of convenience, the Borrower and Pledgor are jointly and severally referred to as "Obligors."

D.     In addition to the foregoing documents, the Obligors and Lender have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created. For purposes of convenience, the'Note, Loan Agreement, Pledge Agreement and related collateral agreements, certificates and instruments are collectively referred to as the "Loan Documents."

E.	Borrower has requested a modification of the Loan Documents.

F.      Lender and Obligors wish to clarify their rights and duties to one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Agreement and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.       Lender and Obligors reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Agreement.

2.       In the case of any ambiguity or inconsistency between the Loan Documents and this Agreement, the language and interpretation of this Agreement is to be deemed binding and paramount.

3.	The Loan Agreement is hereby amended as follows:

A. Section 1.3(a) is hereby amended to read as follows:

1.3(a) Interest accrues on the Revolving Loan based upon Borrower's compliance with the provisions of Section 7.16 (Fixed Charge Coverage Ratio) at Borrower's option, asset forth in the grid below (which applies only in the absence of an event of Default) identifying such options based upon Borrower's range of Fixed Charge Coverage compliance, with each such determination to be made by Lender monthly based upon the then most recent covenant compliance submissions made pursuant to this Agreement for the trailing 12 month period preceding Lender's determination:

Fixed Charge Coverage	LIBOR Option	Prime Option
<1.05:1*	None	Prime Rate plus 1 percent floating
1.05:1 < 1.10:1	LIBOR Rate plus 275 basis points	Prime Rate plus one- half (1/2%) percent floating
1.10:1 < 1.25:1	LIBOR Rate plus 250 basis points	Prime Rate plus one- quarter (1/4%) percent floating
> 1.25: 1	LIBOR Rate plus 225 basis points	Prime Rate floating

* Borrower is to pay an additional fee of $3,500.00 to Lender at each time that Lender makes a determination that the Borrower's Fixed Charge Coverage Ratio is < 1.05:1.

B. Section 7.16 is hereby amended to read as follows:

Section 7.16 Fixed Charge Coverage Ratio

The Borrower is not to cause or permit its Fixed Charge coverage ratio, tested quarterly, on a rolling three month basis for the quarter endingJune30, 2008, on a rolling six, nine and twelve month basis for each quarter ending thereafter, and thereupon based on a trailing twelve month basis, to be less than 1.05:1. Fixed Charge is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") less the sum of: cash taxes, cash capital expenditures, any cash dividends, distributions or loans, and other cash payments not captured on the current profit and loss statement, (provided, however, for all determinations made for the periods up to and including June 30, 2008, cash tax refunds will be added to the foregoing and up to $2,000,000.00 of advances made by Lender hereunder will be considered as funding for capital expenditures); divided by principal payments on term debt (or capital leases), and cash interest. For all of the foregoing determinations, any equity contribution made to the Borrower will be applied to offset cash capital expenditures.

4.      The Borrower's failure to comply with Section 7.16 of the Loan Agreement for the quarter ended March 31, 2008 constitutes an event of Default under the Loan Agreement. Lender hereby agrees to grant a waiver thereof provided, however, that this waiver does not constitute (i) a modification or an alteration of any of the terms, conditions or covenants of the Loan Agreement or any other Loan Documents, all of which remain in full force and effect, or (ii) a waiver, release or limitation upon Lender's exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved, or (iii)a waiver of compliance with Section 7.16 for any other period or purpose. This waiver does not relieve or release the Obligors in any way from any of their other respective duties, obligations, covenants or agreements under the Loan Agreement or any other Loan Documents or from the consequences of any event(s) of Default thereunder, except as expressly described above. This waiver does not obligate Lender, or be construed to require Lender, to waive any other event(s) of Default or defaults, whether now existing or which may occur after the date of this Agreement.

5.      Except as set forth in paragraph 4 above, Obligors represent and warrant that there are no defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Obligors in connection with the Loan Documents were true and complete when made or performed.

6.       The Loan Documents are hereby amended to provide that a default, breach or failure on the part of Obligors to perform any covenant or condition hereunder or an event of default otherwise defined in either this Agreement or any document executed in connection with this Agreement is to be deemed an event of Default for purposes of the Loan Documents.

7.       All representations, warranties and covenants made by Obligors to Lender in the Loan Documents are hereby repeated as though first made expressly in this Agreement.

8.       Except as otherwise provided herein, the Loan Documents continue in full force and effect, in accordance with their respective terms. The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents and consent to the terms of this Agreement. Capitalized terms used in this Agreement which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

9.       The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Agreement.

10.     This Agreement is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties. This Agreement is not assignable by Obligors without the prior written consent of Lender.

11.     To the extent that any provision of this Agreement is determined by any court or legislature to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it does not have the effect of rendering any other provision of this Agreement invalid or unenforceable. This Agreement is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

12.     This Agreement may only be changed or amended by a written agreement signed by all of the parties. By the execution of this Agreement, Lender is not to be deemed to consent to any future renewal or extension of the loan. This Amendment may only be changed or amended by a written agreement signed by all of the parties. This Amendment is deemed to be part of and integrated into the Loan Documents.

13.     This Agreement is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

14.     The parties to this Agreement acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Agreement, the enforceability and interpretation of the terms contained in this Agreement and the consummation of the transactions and matters covered by this Agreement.

15.     Obligors are to reimburse Lender for its costs, expenses, and reasonable attorneys' fees incurred in connection with this Agreement, upon execution of this Agreement.

THE OBLIGORS, FOR THEMSELVES, THEIR SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS AGREEMENT.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have signed this Agreement.

Attest/Witness:	MEDIA SCIENCES INTERNATIONAL, INC

/s/ K. D. Bloomgren	By: /s/ Michael W. Levin
Print Name: K. D. Bloomgren	Print Name: MICHAEL W. LEVIN
Title: CFO	Title: President/CEO

Attest/Witness:	MEDIA SCIENCES, INC

/s/ K. D. Bloomgren	By: /s/ Michael W. Levin
Print Name: K. D. Bloomgren	Print Name: MICHAEL W. LEVIN
Title: CFO	Title: President/CEO

Attest/Witness:	CADAPULT GRAPHIC SYSTEMS, INC.

/s/ K. D. Bloomgren	By: /s/ Michael W. Levin
Print Name: K. D. Bloomgren	Print Name: MICHAEL W. LEVIN
Title: CFO	Title: President/CEO

SOVEREIGN BANK

By: /s/ Alan M. Lapidus
Print Name: ALAN M. LAPIDUS
Title: SVP

STATE OF NEW JERSEY	)
) ss.
COUNTY OF Bergen	)

I CERTIFY that on May 14, 2008, Michael W. Levin personally appeared before me and that this person acknowledged under oath, to my satisfaction, that this person is the President of Media Sciences, Inc., Media Sciences International, Inc. and Cadapult Graphic Systems, Inc., the corporations named in the attached document; this person executed and delivered the attached document on behalf of and as the voluntary act and deed of the corporations, and this person was authorized by the corporations to execute and deliver the attached document on behalf of the corporations.

/s/ Denise S. Hawkins

DENISE S HAWKINS

Notary Public

State of New Jersey

My Commission Expires Mar 11, 2012